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                        [LETTERHEAD OF PIPER & MARBURY]

                                December 23, 1997

Salomon Brothers Opportunity Fund Inc
Seven World Trade Center
New York, New York 10048

                      Registration Statement on Form N-1A
                    (Registration Nos. 2-63023 and 811-2884)
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Dear Ladies and Gentlemen:

      We have acted as special Maryland counsel to Salomon Brothers Opportunity Fund Inc, a Maryland corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement on Form N-1A of the Corporation (Registration Nos. 2-63023 and 811-2884) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of an indefinite number of shares of capital stock, par value $.01 per share, up to 15,000,000 shares of capital stock, as authorized by the Corporation's Charter (the "Shares").


      In this capacity, we have examined the Charter and By-Laws of the Corporation, resolutions of the Corporation's Board of Directors authorizing the issuance of the Shares, Amendment No. 21 to the Registration Statement and such other documents as we have considered necessary. We have also examined the Certificate of Corporate Officer dated the date hereof (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete.


      We are of the opinion and so advise you that the issuance of the Shares has been duly authorized, and such Shares, when issued and delivered as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.





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Salomon Brothers Opportunity Fund Inc
December 23, 1997
Page 2


      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Counsel" in the Statement of Additional Information supplementing the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ Piper & Marbury L.L.P.

                                       -2-



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